                                                          Exhibit 24(b)(11)


Consent of Independent Accountants



We hereby consent to the use in the Statement of Additional Information, pertaining to the funds referred to herein, constituting part of this Post-Effective Amendment No. 35 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 16, 1994, relating to the financial statements and financial highlights of the Opportunity Fund, the Small Capitalization Fund and the Growth and Income Fund, each a series of Quest for Value Family of Funds, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into each Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in each Prospectus pertaining to the funds referred to herein, and "Additional Information - Independent Accountants" in such Statement of Additional Information.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York  10036
November 17, 1995

                                                          Exhibit 24(b)(11)


                       Independent Auditors' Consent


The Shareholders and Board of Directors
Oppenheimer Quest Officers Value Fund:

We consent to the reference to our Firm under the heading "Independent Auditors" in the Statement of Additional Information.



                                    /s/ KPMG Peat Marwick
                                    ---------------------
                                    KPMG Peat Marwick LLP


New York, New York
November 20, 1995







LOF23/QUEST/OFCRS.CON